UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2022 (October 13, 2022)

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director – Scott A. Kelly, M.D.

On October 13, 2022, Scott A. Kelly, M.D. (“Dr. Kelly”) provided written notice to the Board Chair of CytoDyn Inc. (the “Company”) of his resignation as a director of the Company, effective immediately. Dr. Kelly will continue to serve as the Company’s Chief Medical Officer and Head of Business Development.

(d) Appointment of New Director – Stephen M. Simes

On October 13, 2022, the Company’s Board of Directors (the “Board”) approved the appointment of Stephen M. Simes (“Mr. Simes”) as a director of the Company, effective October 13, 2022. Mr. Simes fills the vacancy created by the resignation of Dr. Kelly on October 13, 2022.

Mr. Simes brings extensive experience to our Board through his service as CEO or a director of a number of pharmaceutical companies, both public and private. His career in the pharmaceutical industry started over 40 years ago with G.D. Searle & Co. (now a part of Pfizer Inc.). He currently is Entrepreneur in Residence at Helix 51 and the Innovation and Research Park of Rosalind Franklin University of Medicine and Science in North Chicago, Illinois. Mr. Simes also serves as a director of BioLife4D Corporation, a private company developing a patient-specific, fully functioning human heart using 3D bioprinting and the patient’s own cells and currently preparing for an IPO. Mr. Simes is also chairman of the board of Bio-XL Limited, an Israeli company developing products in oncology. He serves as an advisor for SmartHealth Catalyzer and advises several emerging companies in varied therapeutic areas, including oncology and cardiology. Mr. Simes was the CEO of RestorGenex Corporation from 2014 to 2016, when it was acquired by Diffusion Pharmaceuticals (NASDAQ: DFFN). From 1998 to 2013, Mr. Simes was the President and CEO of BioSante Pharmaceuticals, which was acquired by ANI Pharmaceuticals Inc. (NASDAQ: ANIP) in June 2013. He previously served on the boards of directors of Therapix Biosciences (2016-2020), RestorGenex Corporation (2014-2016), Ceregene, Inc. (2009-2013), BioSante Pharmaceuticals (1998-2013), Unimed Pharmaceuticals, Inc. (1994-1997), Bio-Technology General (1993-1995), and Gynex Pharmaceuticals, Inc. (1989-1993). Stephen has a BSc in Chemistry from Brooklyn College of the City University of New York and an MBA from New York University.

There are no transactions in which Mr. Simes has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between him and any other executive officer or director of the Company. Mr. Simes will be compensated for his services as a director consistent with the Company’s compensation policies for nonemployee directors approved by the Board’s Compensation Committee for fiscal 2023, including annual cash retainers for service as directors and as members of Board committees, and grants of stock options under the Company’s Amended and Restated 2012 Equity Incentive Plan. There is no other arrangement or understanding between Mr. Simes and any other persons or entities pursuant to which Mr. Simes was appointed as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: October 19, 2022	By	/s/ Antonio Migliarese
Antonio Migliarese
Chief Financial Officer